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                                                                    Exhibit 10.1


                             CONSULTING AGREEMENT


                                                  September , 1998

Dectron Internationale, Inc.
4300 Porier Blvd.
Montreal, Quebec
Canada H4R 2C5
Attention: Ness Lakdawala, CEO

Gentlemen:

          This will confirm the arrangements, terms and conditions pursuant to which J.P. Turner & Co., LLC. ("J.P. Turner"), and Klein Maus and Shire Incorporated ("KMS") (J.P. Turner and KMS collectively referred to as the "Consultants") have been retained to serve as consultants and advisors to Dectron Internationale Inc., a , Quebec, Canada corporation (the "Company"), on a non-exclusive basis for the term set forth in Section 2 below. The undersigned hereby agree to the following terms and conditions:

     1.   Duties of Consultant.

          (a) Consulting Services. Consultants will provide such financial consulting services and advice pertaining to the Company's business affairs as the Company may from time to time reasonably request. Without limiting the generality of the foregoing, Consultants will assist the Company in developing, studying and evaluating financing, merger and acquisition proposals, prepare reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereto.

          (b) Financing. Consultants will assist and represent the Company in obtaining both short and long-term financing, when so requested by the Company. The Consultants will be entitled to additional compensation under such terms as may be agreed to by the parties.

          (c) Wall Street Liaison. Consultants will, when appropriate, arrange meetings between representatives of the Company and individuals and financial institutions in the investment community, such as security analysts, portfolio managers and market makers.

          The services described in this Section 1 shall be rendered by Consultants without any direct supervision by the Company and at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as Consultants may determine.

     2.   Term.

          This Agreement shall continue for a period of twenty-four months from the date hereof (the "Term").

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     3.   Compensation.

          (a) As compensation for Consultants' services hereunder, the Company shall pay to Consultants the sum of $96,000 (an aggregate of three thousand ($4,000) dollars per month), all of which shall be due and payable as of the date hereof.

     4.   Mergers and Acquisitions.

          In the event that Consultants (i) introduce, negotiate or arrange on the Company's behalf a non-public equity financing or (ii) arrange on the Company's behalf a non-public debt financing or (iii) arrange for or assist the Company at the Company's request with the purchase or sale of assets, or for a merger acquisition or joint venture for the Company, then the Company will compensate the Consultants (based on the Transaction Value, as defined below) for such services in an amount equal to:

               5% on the first $1,000,000 of the Transaction Value; 4% on the amount from $1,000,001 to $2,000,000;
               3% on the amount from $2,000,001 to $3,000,000;
               2% on the amount from $3,000,000 to $4,000,000;
               1% on the amount from $4,000,000 to $5,000, 000, and
               1% on the amount in excess of $5,000,000.

          If the Company identifies and negotiates its own acquisitions without the assistance of the Consultants', the Consultants will not be entitled to the above referenced compensation.

          "Transaction Value" shall mean the aggregate value of all cash, securities and other property (i) paid to the Company, its affiliates or their shareholders in connection with any transaction referred to above involving any investment in or acquisition of the Company or any affiliates (or the assets of either), (ii) paid by the Company or any affiliate in any such transaction involving an investment in or acquisition of another party or its equity holdings by the Company or any affiliate, or (iii) paid or contributed by the Company or an affiliate and by the other party or parties in the event of any such transaction involving a merger, consolidation joint venture or similar joint enterprise or undertaking. The value of any such securities shall be the fair market value thereof as determined by mutual agreement of the Company and the Consultants or by independent appraiser jointly selected by the Company and the Consultants.

     5. Relationship. Nothing herein shall constitute Consultants as employees or agents of the Company, except to such extent as might hereinafter be agreed upon for a particular purpose. Except as might hereinafter be expressly agreed, Consultants shall not have the authority to obligate or commit the Company in any manner whatsoever.

     6. Confidentiality. Except in the course of the performance of its duties hereunder, Consultants agree that they shall not disclose any trade secrets, know-how, or other proprietary information not in the public domain learned as a result of this Agreement unless and until such information becomes generally known.

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     7.   Assignment and Termination.  This Agreement shall not be assignable by any party except to successors to all or substantially all of the business of either party for any reason whatsoever without the prior written consent of the other party, which consent may be arbitrarily withheld by the party whose consent is required.

                                   Very truly yours,

                                   J.P. Turner & Co., LLC.

                                   By:
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                                   Klein Maus and Shire Incorporated

                                   By:
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AGREED AND ACCEPTED:

Dectron Internationale, Inc.

By:
   -----------------------------
     Ness Lakdawala, CEO



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